Exhibit 99.2

Date:	September 27, 2024

To:	Meiwu Technology Company Limited 1602, Building C, Shenye Century Industrial Center No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, People’s Republic of China

Re:	Certain PRC Law Matters of MEIWU TECHNOLOGY COMPANY LIMITED

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as the PRC legal counsel to MEIWU TECHNOLOGY COMPANY LIMITED (the “Company”), a company incorporated under the laws of the British Virgin Islands, in connection with (i) the offering (the “Offering”) of up to 60,000,000 Class A ordinary shares of no par value per share of the Company (“Ordinary Shares”), in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) ( the “Transactions”).

A. Documents and Assumptions

In rendering this opinions, we have carried out due diligence and examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

1.	“CSRC” means the Chinese Securities Regulatory Commission;

2.	“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body or arbitral body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC;

3.	“Governmental Authorizations” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws;

4.	“CAC Revised Measures” means the Cybersecurity Review Measures jointly promulgated by the Cyberspace Administration of China (the “CAC”) and other relevant PRC governmental authorities On December 28, 2021 and became effective on February 15, 2022;

5.	“Overseas Listing Measures” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies promulgated by the CSRC on February 17, 2023 and came into force on March 31, 2023;

6.	“PRC Entities” means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Entity”;

7.	“PRC Laws” means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof;

8.	“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement;

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C. Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

1.	Each of the PRC Entities is duly incorporated and validly existing under the PRC Laws. According to the PRC Laws., each of the PRC Entities has obtained material licenses and approvals necessary to operate in China as described in the Registration Statement, and paid taxes in accordance with the PRC laws.

2.	The Company and the PRC Entities are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (a) the Company and the PRC Entities are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that the Company and the PRC Entities will reach such threshold in the near future; (b) as of the date of this Opinion, the Company’s and the PRC Entities ‘ data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (c) as of the date of this Opinion, the Company and the PRC Entities have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

3.	The Company and the PRC Entities are required to go through filing procedures with the CSRC in accordance with the Overseas Listing Measures after the completion of this Offering. If the Company and the PRC Entities do not complete the filing procedures as required by the Overseas Listing Measures, the PRC Entities may be required to rectify and subject to fines.

4.	There is uncertainty as to whether the courts of the PRC would: i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

5.	The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Business” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

D. The foregoing opinion is further subject to the following qualifications:

1.	We express no opinion as to any laws other than the PRC Laws in force on the date of this opinion.

2.	The PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement thereof, will not be changed, amended or replaced in the immediate future or the longer term with or without retrospective effect.

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3.	This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter; and

4.	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This Opinion is rendered at the request of and solely for the benefit of MEIWU TECHNOLOGY COMPANY LIMITED in connection with the above matters. This Opinion may not be relied upon, quoted or referred to for any other purpose or released upon by or furnished to any other person without our prior written consent.

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[SIGNATURE PAGE]

Yours faithfully,

/s/ Beijing Dacheng Law Offices, LLP (Fuzhou)

Beijing Dacheng Law Offices, LLP (Fuzhou)

/s/ QIUSHI LI	/s/ YANYU HUANG	/s/ SHUMIN ZHUANG
QIUSHI LI	YANYU HUANG	SHUMIN ZHUANG

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APPENDIX A

List of the PRC Entities

1. Meiwu Zhishi Technology (Shenzhen) Co., Ltd (“美物知食科技（深圳）有限公司” in Chinese)

2. Shenzhen Heimi Enterprise Consulting Partnership Enterprise (Limited Partnership) (“深圳市嘿咪企业咨询合伙企业（有限合伙）” in Chinese)

3. Hey Migu Drink Health Management (Shenzhen) Partnership Enterprise (Limited Partnership) (“嘿咪谷饮健康管理（深圳）合伙企业（有限合伙）” in Chinese)

4. Meiwu Catering Chain Management (Shenzhen) Co., Ltd (“美物餐饮连锁管理（深圳）有限公司” in Chinese)

5. Shenzhen Jiayuan Liquor Sales Co., Ltd (“深圳市佳愿酒业销售有限公司” in Chinese)

6. Wude Agricultural Technology (Shanghai) Co., Ltd (“物德农业科技（上海）有限公司” in Chinese)

7. Hey Mi Planet Brand Management (Shenzhen) Co., Ltd (“嘿咪星球品牌管理（深圳）有限公司” in Chinese)

8. Hey Mi Planet Catering Management (Shenzhen) Co., Ltd (“嘿咪星球餐饮管理（深圳）有限公司” in Chinese)

9. Qinli Catering (Shenzhen) Co., Ltd (“秦力餐饮（深圳）有限公司” in Chinese）

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